EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-224767, 333-194171, 333-173785) of W. R. Grace & Co. of our report dated February 28, 2019 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 28, 2019

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